SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-8
         Registration Statement Under The Securities Act of 1933




                        BUFFALO CAPITAL II, LTD.
         (Exact name of registrant as specified in its charter)


Colorado                                     84-1356381
(State or other jurisdiction          (I.R.S. Employer
of incorporation or                   Identification No.)
organization)


4750 Table Mesa Drive
Boulder, CO                                        80303
________________________________________________
Address of principal executive offices)        (Zip Code)

                       Consultation Services Plan
                         (Full name of the plan)

Gary S. Joiner, 4750 Table Mesa Drive,
Boulder, CO  80303
(Name and address of agent for service)

(303)494-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered:  Common Stock
Amount to be registered:  1,200,000 shares
Proposed maximum offering price per share:  $0.03
Proposed maximum aggregate offering price:  $36,000
Amount of registration fee:  $10.90

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

       The information required by Part I is included in documents sent or given to participants in the Exchange Agreement pursuant to Rule 428(b)(1)

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The Registrant is subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports with the Securities and Exchange Commission. The documents listed below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

(a) The Form 10-SB/A of the Registrant filed pursuant to Section 12 of the Securities Exchange Act of 1934.

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 31, 1997.

(c) The description of common stock contained in Item 8 of Part I of the Registrant's Amended Registration Statement on Form 10-SB filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.


ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by Colorado law, the Company's Articles of Incorporation provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. The Company's Articles of Incorporation also exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts which constitute improper distributions to shareholders in violation of
Section 7-106-401 of the Colorado Business Corporation Act, or any transaction from which a director receives an improper personal benefit.
This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

ITEM 8.  EXHIBITS.

The following documents are included as exhibits to this registration statement:

4.1    ARTICLES OF INCORPORATION OF THE REGISTRANT
4.2    BYLAWS OF THE REGISTRANT
5.1    OPINION REGARDING LEGALITY
23.1   CONSENT OF COUNSEL
23.2   CONSENT OF ACCOUNTANTS
27     FINANCIAL DATA SCHEDULE

ITEM 9.  UNDERTAKINGS

1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boulder, Colorado, on August 7, 1997.

BUFFALO CAPITAL II, LTD.
(Registrant)

/s/ _____________________________
GRANT W. PECK, President
(Signature and Title)


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ _______________________________
Grant W. Peck, President, Director, Principal Executive Officer
(Signature and Title)

/s/ _______________________________
Dean F. Sessions, Director
(Signature and Title)

EXHIBIT 4.1 - ARTICLES OF INCORPORATION OF THE
REGISTRANT - Incorporated by reference from the Form 10-SB/A of the Registrant filed pursuant to Section 12 of the Securities Exchange Act of 1934.

EXHIBIT 4.2 - BYLAWS OF THE REGISTRANT - Incorporated by reference from the Form 10-SB/A of the Registrant filed pursuant to
Section 12 of the Securities Exchange Act of 1934.

EXHIBIT 5.1 - OPINION REGARDING LEGALITY

August 7, 1997
Board of Directors

Buffalo Capital II, Ltd.
4750 Table Mesa Drive
Boulder, CO  80303

       Re:    Consultation Services Plan
              Registration Statement on Form S-8

Gentlemen:

       We have examined the corporate records and proceedings of Buffalo Capital II, Ltd., a Colorado corporation (hereinafter referred to as the "Company") with respect to:

       1.     The organization of the Company;

       2. The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, the form and legality, and full payment and nonassessability, of all presently issued and outstanding stock of the Company; and

       3. The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, the form and legality, and full payment and nonassessability, when issued, of the 1,200,000 shares of the Company's common stock covered by the registration statement on Form S-8 dated August 7, 1997, and any amendments thereto (hereinafter referred to as the "Registration
Statement"), in connection with which this opinion is rendered.

       Based upon such examiniation, we are of the opinion:

       (a) That the Company is duly organized and validly existing under the laws of the State of Colorado;

       (b)    That the Company is authorized to have outstanding
100,000,000 shares of its common stock and 10,000,000 shares of its preferred stock, and that 135,000 shares of its common stock have been issued and are presently outstanding;

       (c) That the Company has taken all necessary and required corporate proceedings in connection with the issuance of the presently issued and outstanding stock of the Company consisting of _________ shares of common stock, and that all of said stock so issued and outstanding has been legally issued, is fully paid and nonassessable, and in all respects is in proper form and valid; and

       (d) That when the Registration Statement shall have become effective, and the 1,200,000 shares referenced therein shall have been issued upon the terms and conditions set forth in the Registration Statement, such shares shall be validly issued and outstanding, fully paid and nonassessable.

       We hereby consent to being named in the Registration Statement as the attorneys who will pass upon legal matters in connection with the sale of the shares referred to therein, and to the filing of this opinion as an Exhibit to the Registration Statement.

EXHIBIT 23.1 - CONSENT OF COUNSEL

August 6, 1997
Board of Directors
Buffalo Capital II, Ltd.
4750 Table Mesa Drive
Boulder, CO  80303

Dear Gentlemen:

              We hereby consent to being named in the Registration Statement as the attorneys who will pass upon legal matters in connection with the sale of the shares referred to therein, and to the filing of our opinion as an Exhibit to the Registration Statement.

Frascona, Joiner & Goodman, P.C.
By: /s/ Gary S. Joiner

EXHIBIT 23.2 - CONSENT OF ACCOUNTANTS



EXHIBIT 27 - FINANCIAL DATA SCHEDULE

              Incorporated by reference from the Form 10-SB/A of the Registrant filed pursuant to Section 12 of the Securities Exchange Act of 1934.